SAMUEL KLEIN AND COMPANY
                             INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statements of Valley Forge Scientific Corp. and its subsidiary on Form S-8 (File No. 333-63637; 333-72296 and 333-72134) of our report dated December 5, 2003 on our audits of the financial statements of Valley Forge Scientific Corp. and its subsidiariy as of September 30, 2003 and 2002, and for each of the three years in the period ended September 30, 2003, which report is included in this Annual Report on Form 10-K.


SAMUEL KLEIN AND COMPANY

/s/ SAMUEL KLEIN AND COMPANY

Newark, New Jersey
December 19, 2003